UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONDOR HOSPITALITY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

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CONDOR HOSPITALITY TRUST, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 23, 2019

The Annual Meeting of the shareholders of Condor Hospitality Trust, Inc. will be held at the Marriott Courtyard Manhattan / Midtown East, 866 Third Avenue, New York, New York 10022 on Thursday, May 23, 2019, at 3:00 p.m., Eastern time.

Items of Business

1.	To elect nine directors to serve on the Board of Directors until the annual meeting of shareholders in 2020 or until their successors have been duly elected and qualified.

2.	Advisory approval of the Company’s executive compensation.

3.	Advisory vote on the frequency of executive compensation votes.

4.	To ratify the appointment of KPMG LLP as independent auditors for 2019.

5.	Consider and act upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

Record Date

You will be entitled to vote at the Annual Meeting if you are a holder of record of the Company’s common stock at the close of business on March 15, 2019.

Proxy Materials

We are providing you with this Notice and Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

Your Vote is Important

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly. You may vote your shares by completing, signing, dating and mailing the Proxy Card in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you execute a proxy by mailing in the proxy card, but later to decide to attend the Annual Meeting in person you may, if you wish, vote personally on all matters at any time before your proxy is voted.

By Order of the Board of Directors,

J. William Blackham

President, Chief Executive Officer and Director

4800 Montgomery Lane, Suite 220

Bethesda, Maryland

April 23, 2019

CONDOR HOSPITALITY TRUST, INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on May 23, 2019.

This proxy statement and annual report to shareholders for the fiscal year ended December 31, 2018 are available under “Investor Relations” at our website: http://condorhospitality.com.

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the board of directors of Condor Hospitality Trust, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Thursday, May 23, 2019 and any adjournments thereof (the “Annual Meeting”). The mailing address of the principal executive offices of the Company is 4800 Montgomery Lane, Suite 220, Bethesda, MD 20814. This Proxy Statement, the Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 23, 2019.

The Proxy Solicitation

The Proxy Card, if you are a holder of common stock, is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company through the telephone, electronic communication and use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. Proxies may also be solicited by directors, director nominees and employees of the Company who will not be specially compensated for their solicitation.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the applicable Proxy Card. If no specification is made, the proxy will be voted “for” the nominees for directors set for the on the proxy card and all other matters as recommended by the board of directors.

Voting Rights of Holders of the Common Stock

Only those holders of record of the common stock at the close of business on March 15, 2019, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting, on each matter presented to such holders at the Annual Meeting. At the close of business on March 15, 2019, the Company had 11,918,825 shares of common stock outstanding.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Cumulative voting is not permitted.

Quorums

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the common stock will constitute a quorum for all matters upon which such holders of are entitled to vote. Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker (“broker non-votes”). Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

Vote Required

The nine nominees for election to the board of directors receiving the most votes cast at the Annual Meeting by the holders of the common stock will be elected directors; therefore broker non-votes will not affect the outcome of the election of these directors.

The proposals to approve the ratification of the appointment of the auditors and the approval of the advisory say-on-pay resolution on executive compensation will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

The say-on-pay frequency option that receives the highest number of votes cast by holders of shares present in person or represented by proxy at the meeting and entitled to vote will be the advisory shareholder selection for the frequency of holding executive compensation votes. Abstentions and broker non-votes will have no impact on the selection of the frequency option.

SECURITIES OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 15, 2019, by the following persons (a) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director or nominee, (c) each executive officer named in the Summary Compensation Table and (d) all directors and executive officers as a group. A person has beneficial ownership over shares if he or she has or shares voting or investment power over the shares, or the right to acquire that power within 60 days of March 15, 2019.

With respect to our continuing qualification as a real estate investment trust, our Amended and Restated Articles of Incorporation (the “Articles”) contain an ownership limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or 9.9% of any series of our preferred stock. Our Articles permit the board of directors, in its sole discretion, to exempt a person from this ownership limit if the person provides representations and undertakings that enable the board to determine that granting the exemption would not result in the Company losing its qualification as a real estate investment trust (a “REIT”). Under the Internal Revenue Service rules, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. The holder of securities in excess of the ownership limit in the following table provided representations and undertakings necessary for the board to grant such an exemption.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Real Estate Strategies L.P.	3,787,164	(2)	31.8%
2 Church Street
Hamilton DO HM CX, Bermuda
SREP III Flight – Investco, L.P.	3,211,523	(3)	26.9%
Two Embarcadero Center, Suite 480
San Francisco, CA
Brendan MacDonald	3,211,523	(4)	26.9%
Two Embarcadero Center, Suite 480
San Francisco, CA
J. William Blackham	207,266		1.7%
John M. Sabin	9,291
James H. Friend	2,264
Donald J. Landry	9,827

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Daniel R. Elsztain	3,900
Daphne J. Dufresne	8,375
Benjamin Wall	3,783
Thomas Calahan	457
Noah Davis	3,000
Matias Gaivironsky	0
Jonathan J. Gantt	31,457
Arinn Cavey	7,269
All directors and executive officers as a group (12 persons)	3,495,412	(5)	29.3%

(1)

Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding class of securities. In calculating the indicated percentage, the denominator includes the shares of common stock that could be acquired by the person through the exercise of options or warrants within 60 days of March 15, 2019. The denominator excludes the shares of common stock that would be acquired by any other person upon a similar exercise.

(2)

Based on information appearing in Amendment No. 7 to a Schedule 13D filed on July 3, 2018 by Real Estate Strategies L.P. (“RES”), an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentinean-based publicly traded company, with the Securities and Exchange Commission (“SEC”), RES and its affiliates have shared voting and shared dispositive power over 3,337,612 shares of common stock. RES and its affiliates, for purposes of Section 13(d)(3) of the Exchange Act, consists of Eduardo S. Elsztain, and the following entities controlled, either directly or indirectly, by Mr. Elsztain: Consultores Assets Management S.A. , Consultores Venture Capital Uruguay S.A., Agroinvestment S.A., Idalgir S.A., Consultores Venture Capital Ltd., Ifis Limited, Inversiones Financieras del Sur S.A., Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, IRSA, Tyrus S.A., Jiwin S.A., Efanur SA and RES. RES holds 487,738 shares of 6.25% Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Stock”), which is convertible in whole or part in up to 352,283 shares of common stock that are included in the share totals. RES and affiliates also hold a convertible promissory note, convertible into 97,269 shares of common stock that are included in the share totals.

(3)

Based on information appearing in Amendment No. 2 to a Schedule 13D filed on April 4, 2017, and subsequent Form 4s, SREP III Flight-Investco, L.P. (“SREP”), an affiliate of StepStone Group LP. SREP and affiliates have shared voting and shared dispositive power over 2,895,697 shares of common stock. SREP holds 437,262 shares of Series E Preferred Stock, which is convertible in whole or part in up to 315,826 shares of common stock that are included in the share totals.

(4)

Mr. MacDonald is a member of StepStone Group Real Estate Holdings LLC, general partner of StepStone Group Real Estate LP, the sole member and investment manager of StepStone REP III (GP), LLC, the general partner of SREP. Mr. MacDonald may be deemed a participant in the control of the voting, disposition or purchase of the shares held by SREP and thus may be deemed to share beneficial ownership of these shares. Mr. MacDonald disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and the inclusion of these shares in this table shall not be an admission of beneficial ownership of all of the reported securities for any purpose.

(5)	Includes 3,211,523 shares of common stock listed above for Mr. MacDonald (see footnote 4 above).

CORPORATE GOVERNANCE

Independence

The Company’s Articles of Incorporation (“Articles”) and the NYSE American exchange listing standards each require that a majority of the board of directors are independent directors. The Articles define an independent director as a person who is not an officer or employee of the Company or an affiliate of (a) any advisor to the Company under an advisory agreement, (b) any lessee of any property of the Company, (c) any subsidiary of the Company, or (d) any partnership which is an affiliate of the Company.

Board of Directors

The current nine-member board of directors is comprised of a majority of independent directors, as defined by the NYSE American listing standards and the Articles. The board of directors has determined that the following directors are independent under the NYSE American listing standards and the Articles: Ms. Dufresne and Messrs. Calahan, Elsztain, Friend, Landry, MacDonald, Sabin, and Wall.

The board of directors held 18 meetings in 2018. During 2018, all directors attended at least 75% of all board meetings and meetings of the committees on which they served. The non-employee directors met in executive session at a majority of the board meetings in 2018 without management present, and intend to meet in executive session without management present at future board meetings.

The Company has not adopted a formal policy on board members’ attendance at its annual meetings of shareholders, although all board members are encouraged to attend and historically most have done so. Seven board members attended the Company’s 2018 Annual Meeting of Shareholders.

The Company’s board of directors has four standing committees: an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The board of directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the board of directors.

Board Leadership and Risk Oversight

The board leadership structure consists of a non-employee Chairman, which the board believes is appropriate for the Company at this time. The board of directors is primarily responsible for overseeing the Company’s risk management processes. This responsibility has been delegated by the board of directors to the Audit Committee and the Compensation Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight.

Compensation Committee

Currently, the Compensation Committee consists of Messrs. Sabin (Chairman), Elsztain and MacDonald. All current members of the Compensation Committee are independent within the meaning of the NYSE American listing standards. This committee makes recommendations to the board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held five meetings during 2018. The committee operates pursuant to a written charter adopted by the board of directors. A copy of the charter is available on our website at http://condorhospitality.com in the Investor Relations section under “Governance Docs.”

Nominating Committee

Currently, the Nominating Committee consists of Messrs. Landry (Chairman), Elsztain and MacDonald. The committee operates pursuant to a written charter adopted by the board of directors. A copy of the charter is available on our website at http://condorhospitality.com in the Investor Relations section under “Governance Docs.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee is independent within the meaning of the NYSE American listing standards.

The Nominating Committee is responsible for selecting those individuals to recommend for election to the board. The Nominating Committee will consider shareholder nominations for directors if made (1) in writing by a shareholder entitled to vote in the election of Directors generally and (2) pursuant to the company bylaws. In order to be considered, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s office in Bethesda, Maryland, not later than (1) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the 7th day following the date on which notice of such meeting is first given to shareholders.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Although the Nominating Committee has not used a professional search firm in the recent past to find potential directors, it has considered doing so and may elect to do so in the future. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire board of directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every reasonable effort is made to do so.

StepStone currently has the right to have up to three directors nominated for election, and RES currently has the right to have up to three directors nominated for election. See “Certain Relationships and Transactions” below.

The Nominating Committee held two meetings during 2018.

Audit Committee

Currently, the Audit Committee consists of Messrs. Sabin (Chairman), Friend and Wall. All members of the Audit Committee are independent within the meaning of the NYSE American listing standards. The Audit Committee is responsible for the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor either directly or through authority delegated to its Chairman. The board of directors has determined that Mr. Sabin is an audit committee financial expert within the meaning of regulations of the SEC and all members of the Audit Committee are financially literate. The Audit Committee operates pursuant to a written charter adopted by the board of directors. A copy of the charter is available on our website at http://condorhospitality.com in the Investor Relations section under “Governance Docs.” The Audit Committee held eight meetings during 2018. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person covered by the SEC’s rule S-K 404(a).

Investment Committee

Currently, the Investment Committee currently consists of Ms. Dufresne and Messrs. Landry (Chairman), Elsztain and Calahan. The Investment Committee’s primary responsibility is to review and approve or reject the Company’s proposed acquisition and divestiture of hotel properties, other investments in hotel properties, or other Company assets. The committee approves guidelines and processes for acquisitions to be presented to the board of directors, makes recommendations to the board and senior management regarding acquisitions, reviews due diligence and financial analysis for hotel acquisition, divestiture and investments, and makes recommendations on the board’s acquisition and divestment strategies. The committee has the authority to approve hotel acquisitions within the purchase price authority as set by the board from time to time, and to approve of any hotel divestiture in accordance with divestiture strategy established by the board.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the board of directors. Shareholders who wish to contact the board of directors or any of its members may do so in writing to board of directors, Condor Hospitality Trust, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2018. No executive officer of the Company served as a member of the compensation committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a director of the Company.

Certain Relationships and Related Transactions

As of March 15, 2019, the record date for holders of common stock to vote at the Annual Meeting, RES and SREP by virtue of their significant voting power and certain governance rights, each have the power to significantly influence our business and affairs and the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers or sales of assets. RES or SREP’s influence over our business and affairs may not be consistent with the interests of some or all of our shareholders.

Voting Rights of Series E Preferred Stock. RES and SREP beneficially own all outstanding shares of the Series E Preferred Stock. On February 28, 2017, the Company entered into agreements with RES and IRSA and with SREP and StepStone for the voluntary conversion by them of all of the shares of the Company’s 6.25% Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) into common stock, pursuant to the terms of the Series D Preferred Stock, and for the issuance of shares of the Series E Preferred Stock to RES and SREP.

The holders of the Series E Preferred Stock have the right to vote separately as a class on matters generally affecting the Series E Preferred Stock. Additionally, as long as 434,750 shares of Series E Preferred Stock (47% of the originally issued shares of Series E Preferred Stock) remain outstanding, then 75% approval of the Series E Preferred Stock will be required to approve significant corporate events as follows: merger, consolidation, liquidation or winding up of Condor, related party transactions exceeding $120,000, payment of dividends on common stock except from funds from operations or to maintain REIT status, the grant of exemptions from Condor’s charter limitation on ownership of 9.9% of any class or series of its securities (exclusive of SREP and RES), issuance of preferred stock, or commitment or agreement to do any of the foregoing.

Directors Designation Rights. The Company entered into an agreement on February 1, 2012 with RES and IRSA pursuant to which RES may designate the following number of directors to the board of directors if it beneficially owns the indicated percentage of voting power of the Company.

Voting Power	No. of Directors
34% or more	4
22% or more but less than 34%	3
14% or more but less than 22%	2
7% or more but less than 14%	1

The Company entered into an agreement on March 16, 2016 with SREP and StepStone pursuant to which StepStone may nominate the following number of directors if it beneficially owns the indicated percentage of voting power of the Company:

Voting Power	No. of Directors
22% or more but less than 34%	3
14% or more but less than 22%	2
7% or more but less than 14%	1

Each of RES and StepStone in their respective agreements with us has agreed to vote for the election of the incumbent members of the board of directors and their successors nominated by the Nominating Committee.

Board Size. We have agreed with each of RES and StepStone to maintain the size of our board of directors at nine members. If the outstanding shares of Series E Preferred Stock declines below 434,750 shares (47% of the original outstanding shares of Series E Preferred Stock), the holders of the Series E Preferred Stock will no longer have rights for a class vote to approve or consent to certain actions by the Company described above. If those voting rights are no longer available and SREP holds 15% or more of the voting power of the Company, the Company has agreed with SREP to reduce the size of board of directors to seven members. Similarly, if those voting rights are no longer available and RES holds 15% or more of the voting power of the Company, the Company has agreed with RES to reduce the size of the board of directors to seven members. If the size of the board of directors of the Company is reduced to seven members, StepStone’s and RES’s respective rights to designate directors for election to the board of directors based on their percentage of voting power would also change to the following:

Voting Power	No. of Directors
29% or more	3
Less than 29% but 15% or more	2
Less than 15% but 7% or more	1

Future Offerings. Prior to March 16, 2021, and provided that the Series E Preferred Stock is outstanding and SREP holds 14% or more of the voting control of the Company, the Company has agreed with SREP and

StepStone that with respect to the issuance of common stock, or securities convertible into common stock (“Future Offering”) (exclusive of the issuance of common stock with respect to certain commitments, and certain existing long-term incentive plan or operating units of the Company’s operating partnership and certain future compensation awards), the Company will not without the consent of SREP:

•

until an aggregate of $100 million of common stock has been sold, issue common stock below the price of $10.40 per share, or securities convertible into common stock with a real or effective conversion or strike price below $10.40 per share of common stock; and

•

thereafter issue common stock below the price of $11.18 per share, or securities convertible into common stock with a real or effective conversion or strike price below $11.18 per share of common stock.

If SREP does not consent with respect to a Future Offering that requires its consent, then the Company may make an irrevocable offer to SREP to repurchase all shares of Series E Preferred Stock and common stock received by SREP on conversion of Series E Preferred Stock and Series D Preferred Stock. The repurchase price will be equal to the greater of:

•

an aggregate amount equal to (A) 120% of the liquidation preference of Series E Preferred Stock beneficially owned by SREP plus (B) 120% of the then-current conversion price of the Series E Preferred Stock for each share of common stock beneficially owned by SREP that were issued upon conversion of any Series D Preferred Stock or Series E Preferred Stock, or

•

in exchange for the Series E Preferred Stock and common stock issued upon conversion of any Series D Preferred Stock and Series E Preferred Stock, an amount equal to 95% of the aggregate net asset value of the Company per share multiplied by the number of shares of common stock beneficially owned by SREP that were issued upon conversion of any Series D Preferred Stock and Series E Preferred Stock, and shares of common stock issuable upon conversion of Series E Preferred Stock (regardless of whether the Series E Preferred Stock is convertible at such time).

Such repurchase offer, if accepted by SREP, will be conditioned upon, and the repurchase will occur concurrently with, the closing of the Future Offering.

The Company also has an agreement with RES and IRSA with respect to a Future Offering which provides the same consent and repurchase rights with respect to RES.

Preemptive Rights. Pursuant to agreements with RES and StepStone, the Company granted each of RES and StepStone the right to purchase the Company’s equity shares or securities convertible into its equity shares in the Company’s public and non-public offerings of its equity securities or securities convertible into its equity securities for cash proportional to their respective combined fully diluted beneficial ownership of our common stock (including common stock issuable upon conversion of the Series E Preferred Stock, if then convertible) at the same price and on the same terms as offered to others in the offering. The purchase rights terminate with respect to StepStone on March 16, 2021 and with respect to RES on March 1, 2022. The purchase right does not apply to issuances of equity securities (a) as employee equity awards or (b) for consideration in acquisition transactions.

Registration Rights. The Company has agreed with RES and IRSA to register for resale the shares of common stock issued to RES upon request. The Company has also agreed with SREP and StepStone to register for resale the shares of common stock issued to SREP upon request.

ITEM 1. ELECTION OF DIRECTORS

Nominees for Directors

The board of directors is presently comprised of nine members. Nine directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Except for Messrs. Davis and Gaivironsky, each of the nominees is currently a director and has served continuously since joining the board. The Articles provide that the board of directors can set the number of directors, but also provide that the board of directors must have no less than three nor more than eleven directors. Pursuant to agreements with RES and StepStone, the board of directors has set the number of directors at nine.

The board of directors has no reason to doubt the availability of the nominees, and all have consented to serve as a director of the Company if elected and all have consented to being named as nominee in this proxy statement. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with the Nominating Committee in voting the shares represented by the proxies, and as required pursuant to agreements with RES and/or StepStone, including voting for a substitute nominee.

Pursuant to the designation of RES, Daniel Elsztain, Matias Gaivironsky and Noah Davis have been nominated for election as members of the board. At least one of the directors designated by RES will be appointed to each committee of the board of directors.

Pursuant to the designation of SREP, Messrs. Calahan, MacDonald, and Wall have been nominated for election as members of the board. At least one of the directors designated by SREP will be appointed to each committee of the board of directors.

The names of the nine director nominees submitted for election by the holders of the common stock and certain information about the nominees, are set forth below.

J. William Blackham, Director, President and Chief Executive Officer. Mr. Blackham, age 65, was appointed President and Chief Executive Officer and a member of the board of directors on March 2, 2015. Mr. Blackham, since 2008 to present, is a co-owner and the managing member of Trinity Investment Partners, LLC. Also since early 2011, he has served as the owner and managing member of Proximo Investments & Advisors, LLC, an investment and advisory company, and in various roles, including consultant, trustee and manager of affiliates, for Assured Administration, LLC. He was president and CEO of Eagle Hospitality, a hotel REIT which traded on the NYSE until its sale in 2007 and has been active for several decades in entities involved in real estate and hospitality development, acquisition and advisory services.

Mr. Blackham’s extensive experience as a leader of real estate ventures, his public hospitality REIT experience, and his proven capital raising experience provides the board with strong leadership and expertise in the hospitality REIT industry.

Thomas Calahan, Director. Mr. Calahan, age 37, is a Managing Director at Ozone Capital Management, LLC, a Menlo Park-based investment firm. He served as the Vice President—Portfolio Management of StepStone Group Real Estate LP since March 1, 2018 until November 30, 2018. Mr. Calahan was appointed to the board of directors on March 14, 2018. Mr. Calahan served as a Vice President of Green Street Investors, the investment management affiliate of Green Street Advisors, known for its equity research coverage of publicly traded REITs in the United States and Europe from May 2016 to February 2018. He was Vice President—Global Indirect Real Estate at Aviva Investors, a global asset manager from June 2012 to April 2016. Mr. Calahan has a Masters of Business Administration degree from Columbia Business School, a Masters of Science, Real Estate Finance & Investment degree from New York University and a Bachelor of Science degree from Cornell University.

Mr. Calahan’s extensive experience in REITs, real estate and asset management provides the board with considerable expertise with respect to the Company’s business.

Committee: Investment Committee

Noah Davis, Nominee. Mr. Davis, age 43, is the Managing Director & Head of US Office, IRSA International LLC., the US office of IRSA—Inversiones y Representaciones Sociedad Anónima (NYSE: IRS), the largest diversified real estate company in Argentina. Mr. Davis is responsible for managing the existing portfolio as well as sourcing new acquisition and development opportunities within the firms target markets. Prior to joining IRSA in November 2010, Mr. Davis spent most of the prior decade in real estate primarily at Lone Star Funds and The Chetrit Group. Mr. Davis began his career practicing law at Morgan, Lewis & Bockius LLP and consulting at McKinsey & Company. Mr. Davis holds an LL.B. from the Faculty of Law at Bar-Ilan University and an MBA from the Wharton School at the University of Pennsylvania.

His extensive experience in portfolio management, with significant real estate experience, will provide the board with substantial assistance on these matters.

Daphne J. Dufresne, Director. Ms. Dufresne, age 46, is a Managing Partner of GenNx360 Capital Partners, a private equity firm focused on acquiring middle market industrial and business services companies, since January 2017. Prior to joining GenNx360 Capital Partners, Ms. Dufresne was a Managing Director of RLJ Equity Partners (“RLJ”), a private equity fund from December 2005 to June 2016. Ms. Dufresne participated in building the RLJ investment team, raising $230 million of institutional capital, and constructing a partnership with The Carlyle Group, a global private equity firm. Prior to RLJ, Ms. Dufresne was a Venture Partner during 2005 with Parish Capital Advisors, a $425 million fund of funds for emerging and experienced institutional investors and a Principal from 1999 to 2005 at Weston Presidio Capital, a private equity organization with $3.4 billion of assets under management. She also served as Associate Director in 1997 in the Bank of Scotland’s Structured Finance Group. Ms. Dufresne has been a director of United Natural Foods, Inc. since October 2016. Ms. Dufresne received her B.S. from the University of Pennsylvania and her M.B.A. from the Harvard Business School. Ms. Dufresne has been a director of the Company since June 2015.

Ms. Dufresne extensive experience with capital sources and capital raising provides the board with substantial experience and expertise in reviewing and improving the Company’s capital structure.

Committees: Investment Committee

Daniel R. Elsztain, Director. Mr. Elsztain, age 46, obtained a degree in Economic Sciences from the Torcuato Di Tella University and has a Masters in Business Administration from the Austral IAE University. At present, he is a member of the board of IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), a real estate public company listed both on the New York Stock Exchange (“NYSE”) and the Buenos Aires Stock Exchange (“BASE”), as well as its Chief Operating Officer and other executive capacities since 2004. He is a board member of Alto Palermo S.A. (APSA), a retail public company listed both on NASDAQ and BASE. Mr. Elsztain has been a director of the Company since February 2012.

His extensive experience in IRSA’s real estate operations and his participation on other public company boards provides the board with a source of substantial lodging and real estate knowledge.

Committees: Compensation Committee, Nominating Committee and Investment Committee

Matías Iván Gaivironsky, Nominee. Mr. Matías Gaivironsky, age 43, obtained a degree in business administration from the University of Buenos Aires. He has a master’s degree in finance from CEMA University. Since 1997 he has served in different positions at Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agrícola (NASDAQ: CRESY), IRSA (NYSE: IRS) and IRSA Propiedades Comerciales S.A.

(“IRSA CP”) (NASDAQ: IRCP). He was appointed Chief Financial Officer in December 2011 and Chief Financial and Administrative Officer in early 2016 of Cresud, IRSA and IRSA CP. Previously, Mr. Gaivironsky acted as Chief Financial Officer of Tarshop S.A. until 2010.

Mr. Gaivironsky has substantial finance and accounting experience which will provide the board substantial insight on these matters.

Donald J. Landry, Director. Mr. Landry, age 70, is president and owner of Top Ten Hospitality Advisors, an independent hospitality industry consulting company. Mr. Landry has over 45 years of lodging and hospitality experience in a variety of leadership positions. Most recently, Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. Mr. Landry has also served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management. Mr. Landry currently serves on the corporate advisory boards of Campo Architects, UniFocus and Windsor Capital Group and numerous nonprofit boards. Mr. Landry is a member of the board of trustees of Hersha Hospitality Trust. Mr. Landry is a frequent guest lecturer at the University of New Orleans where he serves on the board of the School of Hospitality, Restaurant and Tourism. Mr. Landry holds a bachelor of science from the University of New Orleans, which awarded him Alumnus of the Year in 1999. Mr. Landry is a Certified Hotel Administrator. Mr. Landry has been a director of the Company since February 2012.

Mr. Landry’s more than 45 years of experience in the lodging and real estate industries, including his roles as Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management provides the board with an experienced source on lodging and real estate industries.

Committees: Nominating Committee and Investment Committee

Brendan MacDonald, Director. Mr. MacDonald, age 40, is a Partner of StepStone Real Estate LP since June 2014, a member of the real estate investment committee, with a primary focus on sourcing and executing investments on behalf of StepStone’s real estate fund and separate account vehicles. Mr. MacDonald was a founding partner of Clairvue Capital Partners since April 2010, a real estate investment manager which integrated with StepStone to establish StepStone Real Estate. At Clairvue, he was an investment committee member and focused on sourcing, underwriting and managing investments in the U.S., Europe and Latin America. Before Clairvue, he was a Director at Liquid Realty Partners, from January 2007 to October 2009, an investment manager focused on real estate private equity secondaries and held an acquisitions role at Babcock and Brown. Earlier in his career he completed GE Capital’s Financial Management Program and was part of GE’s global Sponsor Finance business. Mr. MacDonald received an MBA from Harvard Business School and a BS from Indiana University. Mr. MacDonald has been a director of the Company since March 2016.

Mr. MacDonald’s years of experience in real estate investment and capital raising provides the board with significant expertise in growing the Company.

Committees: Compensation Committee, Nominating Committee and Investment Committee

Benjamin Wall, Director. Mr. Wall, age 43, is Co-Founder and Managing Partner of WJ Partners, LLC, a private investment firm based in Spartanburg, SC since 2008. He is responsible for deal sourcing, executing investments, and portfolio management. Mr. Wall is a director of Mobile Communications America, Inc. since August 2013, and previously served as director of Global Medical Imaging, LLC. Prior to founding WJ Partners, Mr. Wall worked for OTO Development, a national hotel developer and operator, from 2006 to 2008. Before OTO Development, Mr. Wall worked for Endurance Capital Management, a private equity firm in New York focused on the financial services sector, from 2002 to 2004. Mr. Wall started his career at Goldman Sachs in the investment banking division, beginning in 2000 through 2002, and was a member of GS Strategy Group with responsibility for evaluating and executing strategic acquisitions for Goldman Sachs. Mr. Wall earned a B.A.

from Davidson College and an M.B.A from Harvard Business School. He currently is a member of the Board of Trustees of Davidson College. Mr. Wall is a Liberty Fellow of the Aspen Institute.

Mr. Wall’s extensive deal sourcing and investment experience provides valuable support to the evaluation of transactions by the board of directors.

Committees: Audit Committee

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

StepStone and RES, pursuant to their respective director designation rights agreement, will vote FOR each of the above nine nominees.

The Board of Directors Unanimously Recommends a Vote “FOR” each of the Nominees.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information which the Compensation Committee believes is relevant to an assessment and understanding of compensation awarded to, earned by or paid to the Company’s executive officers listed in the summary compensation table (the “named executive officers”). This discussion should be read in conjunction with the summary compensation table and related tables below.

Compensation Practice

The Compensation Committee has developed and evolved compensation practices following significant senior level management changes in 2015 and the Company’s implementation of its current business strategy.

Compensation Overview and Objective

The Compensation Committee has the responsibility for developing and maintaining an executive compensation policy for named executive officers that creates a direct relationship between pay levels and corporate performance and returns to shareholders. The objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its goals to achieve long term profitability and to advance the interest of the Company’s shareholders. The compensation program for named executive officers seeks to achieve the objective of retaining a high caliber of management by:

•	providing overall competitive pay levels,

•	creating proper incentives to enhance shareholder value,

•	rewarding superior performance, and

•	compensating at levels that are justified by the returns available to shareholders.

Components of Compensation

The Company’s executive compensation is intended to support the overall compensation objective of retaining a high caliber of management.

Base Salary. Base salary is targeted to be competitive to attract and retain executives qualified to manage a hotel REIT. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers are typically reviewed by the Compensation Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace. Base salaries for 2019 for the three named executive officers, J. William Blackham, President and Chief Executive Officer, Jonathan Gantt, Senior Vice President and Chief Financial Officer, and Arinn Cavey, Chief Accounting Officer, remain unchanged at $400,000, $251,500, and $175,000, respectively.

Annual Incentive Plans. The Compensation Committee established and approved 2018 incentive compensations plans for the four named executive officers. A target incentive was established for each executive ranging from 25% to 125% of base salary, with a portion of the incentive allocated to each executive’s individual performance objective. The performance objectives consist of implementing the business plan, hotel management, hotel operational performance, hotel acquisitions and dispositions, financing, staffing, achieving analyst research coverage, and accounting, audit and regulatory filings.

The named executive officer must achieve the particular performance objectives established for the executive to earn the portion of the executive’s target incentive allocated to that performance objective. Payout under the plans to an executive will be in cash and/or equity (from shareholder approved employee stock plans). The Compensation Committee has discretion, including to make partial awards, and to take into account events and circumstances not contemplated when performance objectives were set.

In February 2019, the Compensation Committee reviewed the executive’s performance against their performance goals and other adjustments and approved payouts as a percentage of base salary of: Mr. Blackham, 93%; Mr. Gantt, 62%; and Ms. Cavey, 45%. The performance incentives payouts for Mr. Blackham were paid in cash, and for Mr. Gantt were paid 40% in cash and 60% in shares of restricted common stock, and for Ms. Cavey were paid 50% in cash and 50% in shares of restricted stock. The shares of restricted stock vests in annual installments over 5 years, and are subject to continued employment, with vesting acceleration on certain events of termination and/or change-in-control.

In March 2019, the Compensation Committee established and approved 2019 incentive compensations plans for the three named executive officers. A target incentive was established for each executive ranging from 50% to 100% of base salary, with a portion of the incentive allocated to each executive’s individual performance objective. The performance objectives consist of implementing strategic alternatives pursued by the Company, maintaining corporate overhead within budget, achieving adjusted EBITDA pursuant to budgeted and underwriting targets and accounting, audit and regulatory filings. An executive must achieve the particular performance objectives established for the executive to earn the portion of the executive’s target incentive allocated to that performance objective. Payout under the plans to an executive will be in cash and/or equity (from shareholder approved employee stock plans). The Compensation Committee has discretion, including to make partial awards, and to take into account events and circumstances not contemplated when performance objectives were set.

Equity Incentive Plans. Equity stock incentives are paid to executive officers from the shareholder approved Company 2016 Stock Plan. The Committee recognizes the value of equity incentives in assisting the Company in the hiring and retaining of management personnel and in enhancing the long-term mutuality of interest between the Company shareholders and its directors, officers and employees.

The Company does not have a pension plan. The Company’s executive officers may participate in its 401(k) Plan on the same terms as other participating employees. The Company does not maintain a perquisite program for its executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
J. William Blackham	2018	400,000	0	217,247	0	339,500	16,334	973,081
President and Chief Executive Officer	2017	350,000	0	2,300,128	0	427,000	14,430	3,091,558
	2016	350,000	0	0	0	315,000	10,600	675,600

Jonathan J. Gantt	2018	251,500	0	129,105	0	86,070	7,872	474,547
Chief Financial Officer and Senior Vice President	2017	226,500	0	129,107	0	101,925	9,942	467,474
	2016	215,000	0	103,200	0	68,800	8,628	395,628

Arinn Cavey	2018	175,000	0	0	0	44,500	11,324	230,824
Chief Accounting Officer	2017	165,000	0	15,994		47,025	7,686	235,705
	2016	155,775	0	0	0	32,557	6,251	194,583

(1)

These columns reflect the grant date fair value of the stock awards granted in accordance with FASB Accounting Standards Codification Topic 718. Mr. Gantt’s stock awards include the value of restricted stock awarded to Mr. Gantt in 2016, 2017 and 2018, and to Ms. Cavey in 2017 and stock awarded to Mr. Blackham in 2018. Mr. Blackham’s stock awards for 2017 consist of $777,881 of restricted stock and the balance of Mr. Blackham’s stock awards for 2017 may be earned in increments based on common stock market price achieving targets from $11.00 to $18.00 per share prior to March 31, 2022, and for Company achievement of budgeted performance. See footnote 12 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 for the assumptions used in the valuation of these awards.

(2)	Reflects cash amounts earned by the executive officers under their annual incentive plans. A description of these plans is included above in our Compensation Discussion and Analysis.
(3)

Amounts for the named executive officers represent contributions credited by the Company during 2018, 2017, and 2016 to its 401(k) plan ($11,000 for Mr. Blackham, $7,494 for Mr. Gantt, and $11,000 for Ms. Cavey for 2018, respectively), life insurance and long-term disability plan.

Grants of Plan-Based Awards for Fiscal 2018

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards($)(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
J. William Blackham	04/04/2018	0	400,000	400,000	0	0	0	16,328	144,176

Jonathan Gantt	04/04/2018	0	125,750	125,750	0	188,625	188,625

Arinn Cavey	03/14/2018	0	39,375	39,375	0	39,375	39,375

(1)

Non-equity incentive awards were made with respect to the executive officers’ 2018 incentive plans. See Compensation Discussion and Analysis for a description of these plans. Estimated Future Payouts Under Equity Incentive Plan Awards for Mr. Gantt and Ms. Cavey are denominated in dollars, and will be paid in shares of common stock based on the fair market value under the 2016 Stock Plan at the time payouts, if any, are approved by the Compensation Committee.

(2)	Based on the number of shares on the grant date fair value per share ($8.83). See footnote 12 to the Company’s consolidated financial statements for the assumptions used in valuing these awards.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
J. William Blackham	47,701	328,660

Jonathan Gantt	20,090	138,420

Arinn Cavey	1,306	8,998

(1)

Restricted stock grants vests in five equal installments on each anniversary of issuance beginning on the first anniversary of the grant. Mr. Blackham’s remaining unvested restricted stock vests in 1,223 share monthly increments. Mr. Gantt’s remaining unvested restricted stock vests in (i) 1,883 share increments on 03/31/2019, 03/31/2020, 03/31/2021 and 03/31/2022 and (ii) 2,511 share increments on 03/14/2019, 03/14/2020, 03/14/2021, 03/14/2022 and 03/14/2023. Ms. Cavey’s remaining unvested restricted stock vests in 326 share increments on 12/06/2019, 12/06/2020, 12/06/2021 and 12/06/2022. Restricted stock grants may vest earlier upon termination and change of control events.

(2)	Based on the number of shares at the closing market price at the end of 2018 fiscal year ($6.89)

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon exercise of options, warrants, and rights under existing equity compensation plans as of December 31, 2018:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (including securities plans reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	—	601,695	(1)
Equity compensation plans not approved by security holders	0	—	0
Total	0	—	601,695

(1)

Represents shares issuable under the Company’s 2016 Stock Plan. The maximum number of shares of the Company’s common stock that may be issued under the 2016 Stock Plan is 761,538. Additionally, an executive officer will be issued shares under the 2016 Stock Plan of 36,692 common shares each time stock market price targets of $11.00 to $18.00 (pro rated between dollar increments) per common share are first achieved prior to March 31, 2022 based on the weighted-average common stock price for 60 consecutive trading days, and between 11,741 and 23,479 shares annually if budgeted Funds from Operations targets are achieved.

Employment Agreement and Potential Payments upon Termination or Change-in-Control

Chief Executive Officer Employment Agreement

On March 2, 2015, J. William Blackham was appointed Chief Executive Officer of the Company by the board of directors. Mr. Blackham’s employment agreement, entered into on March 2, 2015, and subsequently amended, has a term until March 31, 2022. Under the employment agreement he (i) receives an annual base salary, (ii) receives consideration for an annual bonus and (iii) is eligible to participate in any Company long-term incentive programs. The terms of Mr. Blackham’s employment were approved by the Compensation Committee and provide:

•	$400,000 annual base salary for 2018;

•	participation in annual incentive plan;

•

$500,000, and at the sole discretion of the Compensation Committee up to $1,000,000, upon a Change in Control prior to March 31, 2022 based on his inability to earn future stock awards under his employment agreement.

•

issuance on June 28, 2017 of 73,385 restricted shares of common stock, with vesting commencing March 29, 2018 through March 29, 2022, subject to continued employment, with vesting acceleration on Change in Control, termination without Cause or Good Reason, death or disability;

•

up to 36,692 shares of common stock earned each time share price target achieved from $11 to $18 when first achieved, if achieved prior to March 31, 2022, based on weighted market sales price over 60 consecutive trading days;

•

11,741 shares to 19,569 shares of common stock which are earned each time the Company achieves 85% to 101% of budgeted funds from operation for a fiscal year, 2017 through 2021; with an additional 391 shares earned for a fiscal year for each 2% above 101% target achieved, up to a maximum of additional 3,910 shares for the year;

•

if his employment is terminated with Cause, he will receive (i) accrued and unpaid base salary to the date of termination, (ii) the accrued and unused vacation to the date of termination, (iii) unpaid expense reimbursements, and (iv) vested amounts under qualified retirement plans;

•	if he voluntarily terminates employment, he will receive the amounts referenced in the preceding bullet point plus unpaid bonuses earned for completed prior fiscal years;

•

if his employment is terminated without Cause or if he terminates employment with Good Reason, in addition to the items referenced in the foregoing two bullet points, he will receive: (i) an amount equal to one times (1x) base salary, (ii) an amount equal to one times (1x) the average annual bonus previously earned for up to the prior three (3) years, (iii) the immediate vesting of equity awards solely subject to time vesting, (iv) any awards, not yet earned but which may be earned based on the achievement of the applicable performance criteria, vested at a pro rata amount based on the performance period to the date of termination, and (v) COBRA premiums during the period that he elects to receive COBRA coverage under the Company’s group health plans, not to exceed 18 months;

•

if within 12 months following a Change in Control his employment is terminated other than for Cause or by reason of death or disability or he terminates his employment for Good Reason, the additional base salary payment will be increased to two times (2x) base salary and the annual bonus payment will be increased to two times (2x) the average annual bonus previously earned for up to the prior three (3) years;

“Cause” under Mr. Blackham’s employment agreement includes certain (i) dishonest or fraudulent actions or a felony conviction, (ii) a material failure to devote substantially all of his business time to the business of the Company or to follow the Company’s good faith instructions and directives, (iii) unreasonable and material neglect, refusal or failure to perform assigned duties, (iv) material breach by him of his employment agreement, the Company’s Code of Business Conduct and Ethics or similar codes, (v) any act bringing substantial public disrespect or scandal or ridicule of the Company, or (vi) any governmental regulatory agency recommends or orders that the Company terminate his employment or relieve him of his duties.

“Change in Control” under his employment agreement includes certain acquisitions of 50% or more of common stock or voting power of the Company, or certain changes in the board of directors, or certain mergers or similar transactions if the shareholders prior to the transaction do not hold 50% of the voting power afterwards, or a liquidation or sale of more than 50% of the Company assets.

“Good Reason” under his employment agreement means the occurrence of one of the following events, without his prior written consent, provided such event is not corrected within 60 days following the board’s receipt of written notice of his intention to terminate his employment with the Company for Good Reason, which notice must be provided within ninety (90) days of the initial existence of one of the following events: (i) a material breach of his employment agreement by the Company, (ii) a diminution of, or reduction or adverse alteration of his compensation, duties or responsibilities, or the Company’s assignment of duties, responsibilities or reporting requirements that are materially inconsistent with his positions or that materially expand his duties, responsibilities, or reporting requirements, (iii) a Change in Control has occurred and he is involuntarily removed from the board or at any time he has requested to be nominated but is not nominated for election to the board at the subsequent election of directors, (iv) a Change in Control has occurred and within 12 months thereafter he is required to relocate more than 50 miles from his first relocation site, or (v) a Change in Control occurs on or before March 31, 2019: (A) if no later than 10 days after the date he is advised by the board that a Change in Control will be considered for approval by the board, he notifies the board in writing that if that Change in Control occurs, he terminates his employment pursuant to this provision, and (B) with the termination date to be effective date of the Change in Control, unless the board, for purposes of an orderly management transition within 7 days after his notice specifies a later termination date, provided that the extended termination date may not be later than 60 days following the Change in Control.

Potential Payments Upon Termination or Change of Control for Chief Financial Officer and Chief Accounting Officer

With respect to Jonathan Gantt, Senior Vice President and Chief Financial Officer:

•

upon the occurrence of a Change of Control (as defined below), he will receive (i) a cash payment up to one times (1x) his 2018 incentive compensation, determined based on the recommendation of the Chief Executive Officer and then at the sole discretion of the Compensation Committee and (ii) the immediate vesting of equity awards solely subject to time vesting; and

•

if within 12 months following a Change of Control (as defined below) his employment by the Company or its successor is terminated, he will receive (i) one times (1x) his base salary, (ii) one times (1x) his most recent annual bonus, (iii) the immediate vesting of equity awards solely subject to time vesting, and (iv) COBRA premiums during the period that he elects to receive COBRA coverage under the Company’s group health plans, not to exceed 12 months.

With respect to Arinn Cavey, Chief Accounting Officer:

•

upon the occurrence of a Change of Control (as defined below), she will receive (i) a cash payment up to one times (1x) her 2018 incentive compensation, determined based on the recommendation of the Chief Executive Officer and then at the sole discretion of the Compensation Committee and (ii) the immediate vesting of equity awards solely subject to time vesting; and

•

if within 12 months following a Change of Control (as defined below) her employment by the Company or its successor is terminated other than for Cause, or if she elects to terminate her employment upon a Change of Control (as defined below), she will receive (i) one times (1x) her base salary, (ii) one times (1x) her most recent annual bonus, (iii) the immediate vesting of equity awards solely subject to time vesting, and (iv) COBRA premiums during the period that she elects to receive COBRA coverage under the Company’s group health plans, not to exceed 12 months.

With respect to Mr. Gantt and Ms. Cavey, “Change of Control” means:

(i)

consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, the persons who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company resulting from such Business Combination (including a company which, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company;

(ii)	the complete liquidation or dissolution of the Company; or

(iii)

the board of directors of the Company in existence prior to any transaction or event that would seem to satisfy the definition of a Business Combination may determine, in good faith, that such event does not constitute a Business Combination provided that at least a majority of the members of such board of directors will remain in office after such Business Combination.

Executive Officers of the Company

Information on our President and Chief Executive Officer, Mr. Blackham, is included above with information on our director nominees. Our other executive officers at March 15, 2018, their ages, positions held, and the business experience of each during the past five years are, as follows:

Jonathan J. Gantt, age 37, Senior Vice President and Chief Financial Officer since October 2015. Mr. Gantt served as Director, Treasury, Capital Markets and M&A of Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) from July 2013 to October 2015. From July 2011 to July 2013 he attended the Tuck School of Business at Dartmouth, from which he received his Masters of Business Administration degree, with distinction. He served as an associate and analyst with Summer Street Capital Partners from February 2007 to July 2011. Prior to Summer Street Capital Partners, he served on the asset management team of HEI Hotels. Mr. Gantt is a graduate of the School of Hotel Administration at Cornell University, from which he received Bachelor of Science degree, with distinction.

Arinn Cavey, age 39, Chief Accounting Officer since September 2015. Prior to joining the Company, Ms. Cavey was employed with KPMG LLP since September 2002, last serving as an Audit Senior Manager. She has extensive audit experience in the consumer and industrial markets industries. She has provided professional audit services to publicly-held SEC registrants in accordance with PCAOB requirements and U.S. GAAP as well as to private companies in accordance with AICPA requirements. She is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from Drake University.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Thomas Calahan	17,500	23,356	0	40,856
Daphne J. Dufresne	29,750	18,007	0	47,756
Daniel R. Elsztain	34,000	10,507	0	44,507
James H. Friend	40,000	5,000	0	45,000
Jeffrey Giller	500	6,000	0	6,500
Donald J. Landry	33,000	19,242	0	52,242
Brendan MacDonald	12,000	36,160	0	48,160
John M. Sabin	47,500	5,000	0	52,500
Benjamin Wall	15,000	35,000	0	50,000

Mr. Giller resigned from the board in March 2018 and Mr. Calahan joined the board in March 2018.

(1)

Directors receive an annual retainer of $30,000 paid in quarterly installments in cash and common stock. Additionally, directors received fees of $1,000 per board meeting attended in person and $500 per telephonic board meeting. From time to time, directors, as authorized representatives of the board, engage in board duties outside of meetings, and receive fees for the performance of such additional board duties in an hourly or daily amount previously set by the board. Committee chairmen received compensation as follows: Audit Committee chairman annual retainer of $9,000, Nominating Committee chairman annual retainer of $1,500 and Compensation Committee chairman annual retainer of $1,500. Each Audit Committee member, other than the chairman, receives a fee of $750 per quarter. The chairman of the Investment Committee receives a monthly fee of $750, and the other members of the Investment Committee who are independent directors each receive a monthly fee of $500.

(2)

Stock awards consist of the grant date fair value of common stock issued as fees to independent directors. $5,000 of the annual retainer is paid in shares of restricted common stock of the Company, vesting in equal monthly installments over 3 years, subject to continuous board membership. The number of restricted shares were determined for 2018 based on the closing price of the common stock on March 14, 2018 of $10.28. The directors may also make an annual voluntary election to receive any portion of the remaining balance of their annual retainer in the form of common stock valued at a 20% premium to the cash that would have otherwise been received, with the shares valued at the closing price of the common stock on the last trading day of the applicable calendar quarter. The fees of the members of the Investment Committee are paid quarterly in common stock issued under the 2016 Stock Plan, based on a value per share equal to the average of the closing price of the common stock during the first 20 trading days of the year.

(3)	Unexercised stock awards, consisting of unvested restricted stock for each director as of December 31, 2018 were as follows:

Unvested Restricted Stock
Thomas Calahan	232
Daphne J. Dufresne	522
Daniel R. Elsztain	522
James H. Friend	522
Donald J. Landry	522
Brendan MacDonald	522
John M. Sabin	522
Benjamin Wall	327

ITEM 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking its shareholders to provide advisory approval of the compensation paid to named executive officers. Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

The Company believes that its compensation programs have served to achieve the objectives of providing overall competitive pay levels, creating proper incentives to enhance shareholder value, rewarding superior performance, and compensating at levels that are justified by the returns available to shareholders.

The Company conducted advisory votes on executive compensation in May 2013 and May 2016. The say-on-pay resolution passed with over 88% of the vote in May 2013 and 99% in 2016. Over two-thirds of the votes cast in May 2013 were in favor of a say-on-pay vote every three years.

The Company encourages shareholders to read about its compensation objectives and components of compensation in the Compensation Discussion and Analysis. Some of the more significant elements of the compensation practices are these:

•	Base salary targeted to be competitive to attract and retain executives qualified to manage a hotel REIT.

•	Consideration of annual bonus based on Company performance.

•	Equity incentives in enhancing the long-term mutuality of interest between shareholders and executives.

The Company does not maintain a pension plan or a perquisite program for executive officers. The Company’s stock plan prohibits option repricing.

The Board of Directors recommends vote “FOR” approval of item 2.

ITEM 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company is asking shareholders to vote on whether future advisory votes on executive compensation, of the nature reflected in Item 2 above, should occur every year, every two years, or every three years. You should choose from the following alternatives: every one year, every two years, every three years, or you may abstain. Over two-thirds of the votes cast in May 2013 on this proposal were in favor of a say-on-pay vote every three years.

The board of directors, upon recommendation of the Compensation Committee, has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company at this time.

In formulating its recommendation, the board of directors considered that an advisory vote every three years on executive compensation will allow our shareholders to provide their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement. Holding an advisory vote every three years on executive compensation provides the Company with appropriately timed feedback on the Company compensation practices. Consideration every three years by the shareholders of executive compensation allows long-term focus and evaluation of the impact of the Company’s long-term hospitality investments on shareholder value. Shareholders should realize that because the advisory vote on executive compensation occurs well after the beginning of a compensation year, in most cases it may not be feasible to change any executive compensation program for that year in consideration of such advisory vote on executive compensation.

Shareholders will be able to specify one of four choices with respect to this proposal on the proxy card: one year, two years, three years, or abstain. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the shareholder-approved frequency selection for the advisory vote on executive compensation. The vote is advisory and not binding; however, the board of directors and the Compensation Committee will carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the shareholder vote, the board of directors in the future may decide to conduct advisory votes on a more or less frequent basis than the option receiving the most votes cast in 2019 by the shareholders.

The Board of Directors recommends a vote “3 years” on the frequency of the executive compensation vote.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is comprised of three Directors, each of whom satisfies the independence and financial literacy requirements of the NYSE American listing standards. The board of directors has determined that Mr. Sabin is an audit committee financial expert (as defined by the Securities and Exchange Commission) and that all members of the Audit Committee are financially literate. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the board for approval. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee received from and discussed with KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG any matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board relating to communications between the Audit Committee and the independent auditors.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John M. Sabin (Chairman)

James H. Friend

Benjamin Wall

ITEM 4. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017, and fees billed for other services rendered by KPMG during those periods.

Year Ended December 31,	2018	2017
Audit Fees(1)	$361,398	$633,115
Audit Related Fees	0	0
Tax Fees(2)	184,755	334,965
All Other Fees	0	0
Total	$546,153	$968,080

(1)

Includes fees billed for professional services rendered by KPMG for the audit of the Company’s fiscal 2018 and 2017 annual financial statements, and review of the Company’s quarterly financial statements during 2018 and 2017.

(2)	Includes fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2018 and 2017 fiscal years is compatible with maintaining KPMG’s independence from the Company.

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for fiscal year 2019 and requests that shareholders ratify this appointment. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

The Board of Directors recommends a vote “FOR” Item 3.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under United States securities laws, the Company’s directors and executive officers, and persons who own more than 10% of our common stock, are required to report their ownership of the common stock and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates during the 2018 fiscal year.

Based solely upon a review of the reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers, and owners of more than 10% of the common stock on a timely basis.

SHAREHOLDER PROPOSALS

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2020 Annual Meeting, the proposal must be in proper form and must be received by the Company at its office in Bethesda, Maryland, on or before December 23, 2019.

The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders’ meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety days prior to the annual meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of common stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 4800 Montgomery Lane, Suite 220, Bethesda, MD 20814, additional copies of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2018, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

J. William Blackham

President, Chief Executive Officer and Director

April 23, 2019

PROXY

CONDOR HOSPITALITY TRUST, INC.

Courtyard New York Manhattan/Midtown East, 866 Third Avenue, New York, NY

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and Donald Landry, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Condor Hospitality Trust, Inc. held of record by the undersigned on March 15, 2019, at the annual meeting of shareholders to be held on May 23, 2019 or any adjournment thereof.

(Please date and SIGN on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

May 23, 2019

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://condorhospitality.com

Please sign, date and mail your proxy card

in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

(1)	Election of Directors

☐	FOR ALL NOMINEES:

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐	FOR ALL EXCEPT:

(see instructions below)

NOMINEES:

☐	J. William Blackham

☐	Thomas Calahan

☐	Noah Davis

☐	Daphne J. Dufresne

☐	Daniel R. Elsztain

☐	Matías I. Gaivironsky

☐	Donald J. Landry

☐	Brendan MacDonald

☐	Benjamin Wall

The Board of Directors recommends you vote FOR Items 2 and 4 and for “3 years” on Item 3.

(2)	Advisory Approval of the Company’s executive compensation

☐	For

☐	Against

☐	Abstain

2

(3)	Approve the following frequency of the executive compensation advisory vote

☐	1 year

☐	2 years

☐	3 years

☐	Abstain

(4)	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

☐	For

☐	Against

☐	Abstain

(5)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in their discretion for any other matters coming before the meeting.

DATED:                , 2019

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

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